Exhibit F

Parman Holding Corp.
Yossi Vardi
Redel Inc.
Poalim Nechasim (Menayot) Ltd.
Eurocom Communications Ltd.
XDL U.S. Holdings Inc.
FIBI Investment House Ltd.
STI Ventures N.V. (transferred from one Beny Steinmetz controlled entity to another)
Scorpio Communications Ltd. (transferred from one Beny Steinmetz controlled entity to another)